EXHIBIT 10.2

                          AMENDED AND RESTATED GUARANTY
                          -----------------------------

         This Amended And Restated Guaranty, dated as of July 29, 2005, between FIRST AVIATION SERVICES, INC., a Delaware corporation with an office at 15 Riverside Avenue, Westport, Connecticut 06880 ("Guarantor") and HUDSON UNITED BANK, a state banking corporation with an office located at 101 Post Road East, Westport, Connecticut 06880 (the "Lender").

                                    Recitals
                                    --------

         WHEREAS, AEROSPACE PRODUCTS INTERNATIONAL, INC., a Delaware corporation (the "Borrower") and Bank entered into a Commercial Revolving Loan And Security Agreement executed as of March 30, 2000, as amended by that certain First Amendment To Commercial Revolving Loan And Security Agreement dated as of August 30, 2000, and as further amended by that certain Second Amendment To Commercial Revolving Loan And Security Agreement dated as of April 27, 2001, and as further amended by that certain Third Amendment To Commercial Revolving Loan And Security Agreement dated as of June 28, 2001, and as further amended by that certain Fourth Amendment To Commercial Revolving Loan And Security Agreement dated as of July 31, 2002, and as further amended by that certain Fifth Amendment To Commercial Revolving Loan And Security Agreement dated as of July 31, 2003, and as further amended by that certain Sixth Amendment To Commercial Revolving Loan And Security Agreement dated as of July 31, 2004, as further amended and restated by that Amended And Restated Commercial Revolving Loan And Security Agreement dated as of July 29, 2005 which Loan Agreement provided, inter alia, for a commercial revolving loan from the Bank to the Borrower in the original amount of up to TWENTY FIVE MILLION DOLLARS ($25,000,000) ("Loan 1") as it may be amended or modified further from time to time (the "Loan Agreement"), providing, subject to the terms and conditions thereof, for extensions of credit in the amount of up to $25,000,000 to be made by the Bank to the Borrower for the benefit of the Borrower and the Guarantor; and

         WHEREAS, in connection with the Loan Agreement, the Borrower executed and delivered to Bank that certain Commercial Revolving Promissory Note from Borrower to Bank in the original amount of up to TWENTY MILLION DOLLARS ($20,000,000) executed March 30, 2000, as amended by the Second Amendment To Commercial Revolving Loan And Security Agreement dated as of April 27, 2001, and as further amended by that certain Third Amendment To Commercial Revolving Loan And Security Agreement dated as of June 28, 2001, and as further amended by that certain Fourth Amendment To Commercial Revolving Loan And Security Agreement dated as of July 31, 2002, and as further amended by that certain Fifth Amendment To Commercial Revolving Loan And Security Agreement dated as of July 31, 2003, and as further amended by that certain Sixth Amendment To Commercial Revolving Loan And Security Agreement dated as of July 31, 2004, and as further amended and restated by that Amended And Restated Commercial Revolving Promissory Note dated as of July 29, 2005, in an amount of up to TWENTY-FIVE MILLION DOLLARS ($25,000,000) ("Note 1");

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         WHEREAS, in connection with the Loan Agreement, the Borrower also executed and delivered that certain Line Of Credit Promissory Note dated as of July 29, 2005, in the original amount of up to $3,000,000 ("Note 2") which provides for, among other things, a one-time advance as provided therein and in the Loan Agreement ("Loan 2"; Loan 1 and Loan 2 are collectively hereinafter referred to as the "Loans", and Note 1 and Note 2 are collectively hereinafter referred to as the "Notes");

         WHEREAS, it is required by the Loan Agreement, that the Guarantor execute and deliver this Guaranty whereby the Guarantor shall guarantee the payment when due of all principal, interest and other amounts that shall be at any time payable by the Borrower under the Loan Agreement, the Notes and the other loan documents executed in connection therewith (collectively, the "Loan Documents"); and

         WHEREAS, in consideration of the financial and other support that the Borrower has provided, and such financial and other support as the Borrower may in the future provide, to Guarantor, whether directly or indirectly, and in order to induce the Lender to enter into the Loan Agreement, the Guarantor is willing to guarantee the obligations of the Borrower under the Loan Agreement, the Notes and the other Loan Documents.

                                   Definitions
                                   -----------

         Unless otherwise indicated, capitalized terms used herein shall have the respective meanings ascribed to such terms in the Loan Agreement. As used herein, the following words and terms shall have the following meanings:

         (a) "Contingent Liability" shall mean any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes, or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss), the debt, obligation or other liability of any other Person (other than by endorsements of negotiable instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of the obligor's obligation under any Contingent Liability shall be deemed to be the outstanding principal amount (or maximum permitted principal amount, if larger) of the debt, obligation or other liability guaranteed thereby (subject to any limitation set forth therein).

         (b) "Material Adverse Effect" means a material adverse effect on (i) the business, operations, property or condition (financial or otherwise) of the Guarantor taken as a whole, (ii) the ability of the Guarantor to perform its obligations under this Guaranty or any of the other Loan Documents, or (iii) the validity or enforceability of this Guaranty or any of the other Loan Documents or the rights or remedies of the Bank.

         (c) "Leverage Ratio" for any period shall mean the ratio of (i) Total Liabilities to (ii) Tangible Net Worth.


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         (d) "Tangible Net Worth" shall mean, as at any date the sum of the
Capital Stock and paid-in surplus, plus retained earnings (or minus accumulated deficit) of the Guarantor and its Subsidiaries on a consolidated basis minus intangible assets (including, without limitation, franchises, patents and patent applications, trademarks and brand names, goodwill, research and development expenses, unamortized debt discount and expense, and all write-ups in the book value of any asset).

         (e) "Total Liabilities" shall mean at any time of determination, amount equal to all liabilities of the Guarantor and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

                                    Agreement
                                    ---------

         In consideration of the Recitals, which are incorporated by reference and the representations, covenants and warranties contained herein, the parties, intending to be bound legally, agree as follows:

         1. Guaranty. The Guarantor unconditionally guaranties the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of the obligations of the Borrower under the Notes and under any amendment, modification, renewal, extension, substitution or replacement thereof or thereto, whether for principal, interest, fees, expenses or otherwise and all expenses incurred by the Lender in enforcing any of its rights under this Guaranty (such obligations being referred to collectively as the "Obligations").

         2. Guaranty Absolute.

         (a) The Guarantor guaranties that the Obligations will be paid strictly in accordance with the terms thereof regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Lender with respect thereto. The liability of the Guarantor under this Guaranty shall be absolute and unconditional irrespective of:

              (i) any lack of validity or enforceability of the Obligations or any other agreement or instrument relating thereto;

              (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to departure from the Obligations; or

              (iii) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guaranty, for any of the Obligations.

         (b) This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by the Lender due to the insolvency, bankruptcy or reorganization of the Borrower or otherwise, all as though such payment had not been made.


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         3. Subrogation; Contribution. The Guarantor will not exercise any rights which it may acquire by way of subrogation under this Guaranty, by any payment made hereunder or otherwise, until all the Obligations shall have been paid in full. If any amount shall be paid to the Guarantor on account of such subrogation rights or by way of contribution or indemnification at any time when all the Obligations shall not have been paid in full, such amount shall be held in trust for the benefit of the Lender and shall forthwith be paid to the Lender to be credited and applied upon the Obligations, whether matured or unmatured, in accordance with the terms of the Obligations. If the Guarantor shall make payment to the Lender of all or any part of the Obligations and all the Obligations shall be paid in full, the Lender will, at the Guarantor's request, execute and deliver to the Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Guarantor of an interest in the Obligations resulting from such payment by the Guarantor.

         4. Affirmative Covenants. The Guarantor covenants and agrees that so long as this Guaranty shall remain in effect and so long as the Obligations shall remain unpaid, the Guarantor shall:

              4.1 Access to Records and Premises. Keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied with prior years, reflecting all financial transactions of the Guarantor. At any reasonable time during normal business hours and upon reasonable prior written notice, from time to time, permit the Lender or any agents or representatives thereof, for the purpose of ascertaining whether or not each and every provision hereof and of any related documents, instrument or document is being performed and to make reasonable examinations and make reasonable number of copies of and abstracts from the records and books of account of, and visit, examine and inspect the properties of, the Lender and to discuss the affairs, finances and accounts of the Lender with the President, the Directors and the chief financial officer or the Lender's management, including, without limitation, permitting the Lender or its agents or representatives to conduct periodic audits of the Guarantor at the Guarantor's reasonable expense, as often as the Lender may reasonably request, but not, in any event, more than once every six (6) months. The Lender agrees to exercise its rights under this
Section 4.1 in a manner which will not unreasonably interfere with the business of the Guarantor.

              4.2. Financial Statements; Reports. Furnish to the Lender:

                    (a)  intentionally deleted;

                    (b)  intentionally deleted;

                    (c) Quarterly Covenant Compliance Certificates, to be submitted within thirty (30) days following April 30, July 31, October 30 and January 31;


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                    (d)  Copies of Guarantor's Form 10-K and 10-Q to be
                         submitted within fifteen (15) days of filing with the Securities and Exchange Commission; and

                    (e)  intentionally deleted.

              4.3. Notice Requirements. Furnish to Lender:

                    (a) Within five (5) days of a formal proposal made to the Board of Directors of the Guarantor, notification of any proposed or pending change in the senior executive management or corporate structure of the Guarantor;

                    (b) Written notification within seven (7) Business Days of any Material Adverse Change in the financial condition of the Guarantor; and

                    (c) Written notification within ten (10) Business Days of becoming aware of any Event of Default, or any occurrence but for the giving of notice on the passage of time would constitute an Event of Default.

              4.4. Primary Bank. Maintain its primary operating accounts with the Lender.

              4.5 ERISA Reports. Comply in all material respects with the provisions of ERISA applicable to any Plan maintained by the Guarantor and furnish to the Lender as soon as possible, and in any event within ten (10) days after the Guarantor knows or has reason to know that any Reportable Event with respect to any Plan has occurred, a statement of the chief financial officer of the Guarantor setting forth details as to such Reportable Event and the action which the Guarantor proposes to take with respect thereto.

              4.6 Litigation. Furnish to Lender within thirty (30) days after the commencement thereof, notice of all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, the subject matter of which may result in an adverse decision affecting the Guarantor in an amount which would have a Material Adverse Effect.

          5. Representations and Warranties. The Guarantor represents and warrants to the Lender as follows:

          (a) The Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the state indicated at the beginning of this Guaranty.


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          (b) The Guarantor is qualified as a foreign corporation in each state in which the character of its properties or the nature of its business requires.

          (c) The execution, delivery and performance by the Guarantor of this Guaranty has been duly authorized by all necessary corporate action and does not and will not:

                    (i) require any consent or approval of the stockholders of the Guarantor;

                    (ii) contravene the Guarantor's certificate of incorporation or by-laws;

                    (iii) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Guarantor;

                    (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other material agreement, lease, document or instrument to which the Guarantor is a party or by which it or its respective properties may be bound or affected;

                    (v) result in or require the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature (other than arising under any document delivered to the Lender in connection herewith) upon or with respect to any of the properties now owned or hereafter acquired by the Guarantor; or

                    (vi) render the Guarantor "insolvent" within the meaning of such term as defined in ss. 101 of Title 11 of the United States Code or ss. 2 of either the Uniform Fraudulent Transfer Act or the Uniform Fraudulent Conveyance Act, as each is amended from time to time

         (d) The Guarantor is not in default under any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award having applicability to the Guarantor or any indenture, agreement, lease, document or instrument to which the Guarantor is a party or by which it or its respective properties may be bound or affected;

         (e) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Guarantor of this Guaranty.

         (f) This Guaranty is the legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms.

         (h) There is no pending or threatened action or proceeding affecting the Guarantor before any court, governmental agency or arbitrator which may materially and adversely affect the financial condition or operations of the Guarantor.

         (i) The Guarantor has filed all federal, state and municipal tax returns required to be filed and has paid all taxes shown thereon to be due, including interest and penalties, or provided adequate reserves for payment thereof.


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
         (j) No information, exhibit or report furnished by the Guarantor to the Lender in connection with the negotiation of this Guaranty, or any other document executed by the Guarantor, contains or contained any material misstatement of fact or omitted to state a material fact necessary to make the statements contained therein not misleading.

         6. Covenants. The Guarantor covenants and agrees that so long as this Guaranty shall remain in effect and so long as the Obligations shall remain unpaid, the Guarantor will not, directly or indirectly, without the written consent of the Lender, which in the case of Section 6.2 and 6.5, shall not be unreasonably withheld.

              6.1. Leverage Ratio. Permit the ratio of its Total Liabilities to Tangible Net Worth to be more than 1.25 to 1.0 for any fiscal quarter of the Guarantor, measured quarterly.

              6.2. Borrowing. Create, incur, assume or suffer to exist any liability for Indebtedness, except Indebtedness under the Notes and Loan Documents.

              6.3. Merger and Acquisition or Sale of Property. Consolidate with, be acquired by, or merge into or with any Person, or sell, lease or otherwise dispose of all or substantially all of its properties or any of its capital stock, or acquire all or substantially all of the stock or property of any person, or permit any Subsidiary to do so.

              6.4. Business Changes. Materially change the nature of its business as conducted by the Guarantor and its Subsidiaries taken as a whole on the date hereof, or alter or modify its corporate name, structure or status (including, without limitation, its tax status) or alter its accounting principles, treatment or recording practices, except as permitted or required by GAAP, the SEC or NASDAQ or permit any Subsidiary so to do.

              6.5. Contingent Liabilities. Assume, guaranty, endorse or otherwise become liable for any Indebtedness or Contingent Liability of any Person, except as required by this Agreement and by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

              6.6. Investment, Loan, Guaranties, Revolving Loan. Intentionally Deleted.

              6.7. Change of Control. Permit a Change in Control of the
Borrower.

              6.8. Change Name or Location. Change the Borrower's names or conduct the Borrower's businesses under any trade name or style other than as hereinabove set forth or change its chief executive office, place of business or the present locations of its business assets or records relating thereto from the address set forth in the first paragraph of this Agreement.


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
              6.9. Certificate of Incorporation and By-laws. Amend or otherwise modify its certificate of incorporation or by-laws, or permit any Subsidiary so to do, in any way which would adversely and materially affect the interest of the Lender under any of the Loan Documents or the obligations of the Guarantor or Borrower under the Loan Documents.

          7. Continuing Guaranty; Transfer of Note. This Guaranty is a continuing guaranty and shall:

          (a) remain in full force and effect until payment in full of the Obligations and all other amounts payable under this Guaranty;

          (b) be binding upon the Guarantor, its successors and assigns; and

          (c) inure to the benefit of and be enforceable by the Lender, and its respective successors, transferees and assigns.

          Without limiting the generality of the foregoing clause (c), the Lender may assign or otherwise transfer the Notes or any of the Obligations held by it to any other person or entity, and such other person or entity shall thereupon become vested with all the rights in respect thereof granted to the Lender herein or otherwise.

          8. Amendments. No amendment or waiver of any provision of this Guaranty and no consent to any departure by the Guarantor there from shall in any event be effective unless the same shall be in writing and signed by the Lender.

          9. Addresses for Notices. Any notice provided for under this Agreement shall be in writing and shall be effective upon receipt or upon failure of the addressee to accept delivery if and when mailed by registered or certified mail, postage prepaid, or express parcel service, addressed to such party at such address. Any party and any representative designated below may, by notice to the other in the manner provided herein, change its address for receiving such notices. All notices and consents on behalf of any party hereto shall be signed by such party and shall be sent:

                  If to the Guarantor:

                           First Aviation Services, Inc.
                           15 Riverside Avenue
                           Westport, CT  06880
                           Attn:  Robert Costantini, CFO

                  If to the Lender:

                           HUDSON UNITED BANK
                           101 Post Road East
                           Westport, Connecticut 06880
                           Attention:  Christopher Rallo


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
         10. Severability. If any clause or provision of this Guaranty is determined to be illegal, invalid or unenforceable under any present or future law by the final judgment of a court of competent jurisdiction, the remainder of this Guaranty will not be affected thereby.

         11. Headings. Section headings are for convenience of reference only, and shall not affect the interpretation or meaning of any provision of this Guaranty.

         12. Entire Agreement. This Guaranty constitutes the entire agreement between the parties, and supersedes all prior discussions and negotiations relating to the subject matter hereof. The terms of this Guaranty cannot be changed or terminated orally, and shall be deemed effective as of the date accepted by the Lender by its duly authorized officer. This Guaranty may not be amended or terminated except by a writing signed by the party against whom enforcement thereof is sought.

         13. Successors and Assigns. This Guaranty shall bind and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that the Guarantor shall not assign this Guaranty, or any related document, or any of its rights without the prior written consent of the Lender.

         14. Waiver; Failure or Delay not a Waiver. The Guarantor waives promptness, diligence, notice of acceptance, notice or presentment, demand or protest and any other notice with respect to any of the Obligations and this Guaranty and any requirement that the Lender exhaust any right or take any action against the Borrower or any other person or entity or any collateral.
No delay or omission by the Lender to exercise any right hereunder shall impair any such right, and any such delay or omission shall not be construed to be a waiver thereof. A waiver of any single breach of default hereunder shall not be deemed a waiver of any other breach or default. Any waiver, amendment to, consent or approval under this Guaranty by the Lender must be in writing to be effective and must be signed by the Lender.

         15. Governing Law; Consent to Jurisdiction. This Guaranty is, and shall be deemed to be, a contract entered into under and pursuant to the laws of the State of Connecticut and shall be in all respects governed, construed, applied and enforced in accordance with the laws of said State; and no defense given or allowed by the laws of any other State or Country shall be interposed in any action or proceeding hereon unless such defense is also given or allowed by the laws of the State of Connecticut. The undersigned irrevocably appoints each and every officer of the undersigned as its attorneys upon whom may be served any notice, process or pleading in any action or proceeding against it arising out of or in connection with this Guaranty or any other Loan Document (as defined in the Loan Agreement). The undersigned hereby consents that any action or proceeding against it may be commenced and maintained in any court within the State of Connecticut or in the United States District Court for the District of Connecticut or, at the option of Bank, any court in which Bank shall initiate legal or equitable proceedings and which has subject matter jurisdiction over the matter in controversy, and that such action or proceeding may be commenced by service of process on any such officer. The undersigned agrees that the courts of the State of Connecticut and the United States District Court for the District of Connecticut shall have jurisdiction with respect to the subject matter hereof and the person of the undersigned. The undersigned agrees not to assert any defense to any proceeding initiated by Bank based upon improper venue or inconvenient forum.


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
         16. Other Guarantors. The Guarantor acknowledges that other individuals or entities may also guaranty the liabilities of the Borrower (the "Other Guarantors") and that it is unconditionally delivering this Guaranty to the Lender. The Guarantor further acknowledges that the failure of any of the Other Guarantors to execute and deliver their respective guaranties or the discharge of any of the Other Guarantors of their respective guarantied obligations shall not discharge the liability of the Guarantor.

         17. THE GUARANTOR ACKNOWLEDGES THAT THE LOAN EVIDENCED BY THE NOTE IS A COMMERCIAL TRANSACTION AND WAIVES ITS RIGHT TO NOTICE AND HEARING UNDER CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES, OR AS OTHERWISE ALLOWED BY ANY OTHER STATE OR FEDERAL LAW WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH THE HOLDER MAY DESIRE TO USE, AND FURTHER, WAIVES DILIGENCE, DEMAND, PRESENTMENT FOR PAYMENT, NOTICE OF NONPAYMENT, PROTEST AND NOTICE OF PROTEST, AND NOTICE OF ANY RENEWALS OR EXTENSIONS OF THIS GUARANTY THE GUARANTOR ACKNOWLEDGES THAT IT MAKES THIS WAIVER KNOWINGLY, VOLUNTARILY, WITHOUT DURESS AND ONLY AFTER EXTENSIVE CONSIDERATION OF THE RAMIFICATIONS OF THIS WAIVER WITH ITS ATTORNEYS.

         18. THE GUARANTOR WAIVES TRIAL BY JURY IN ANY COURT IN ANY SUIT, ACTION, PROCEEDING OR ANY MATTER ARISING IN CONNECTION WITH OR IN ANY WAY RELATED TO THIS GUARANTY OR THE FINANCING TRANSACTION OF WHICH THIS GUARANTY IS A PART OR THE DEFENSE OR ENFORCEMENT OF ANY OF THE HOLDER'S RIGHTS AND REMEDIES IN CONNECTION THEREWITH. THE GUARANTOR ACKNOWLEDGES THAT IT MAKES THIS WAIVER KNOWINGLY, VOLUNTARILY, WITHOUT DURESS AND ONLY AFTER EXTENSIVE CONSIDERATION OF THE RAMIFICATIONS OF THIS WAIVER WITH ITS ATTORNEYS.


         IN WITNESS WHEREOF, the Guarantor has executed this Guaranty as of the date and year above written.


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/s/ Steven W. Pearsall                       FIRST AVIATION SERVICES, INC
---------------------------
Steven W. Pearsall                           By /s/ Robert Costantini
                                             ----------------------------------
                                             Robert Costantini
---------------------------                  Its Chief Financial Officer



















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STATE OF CONNECTICUT                )
                                    ) ss. Fairfield
COUNTY OF FAIRFIELD                 )


         On this the 29th day of July, 2005, before me, the undersigned officer, personally appeared ROBERT COSTANTINI, who acknowledged himself to be the duly authorized Chief Financial Officer of FIRST AVIATION SERVICES, INC., a Delaware corporation, and that he, as such officer, being authorized so to do, executed the foregoing instrument for the purposes therein contained and acknowledged the same to be his free act and deed individually and as such officer, and the free act and deed of the corporation.

         IN WITNESS WHEREOF, I hereunto set my hand.

                                        /s/ Steven W. Pearsall
                                        ----------------------------------------
                                        Commissioner of the Superior Court
                                        Notary Public
                                        My Commission Expires:











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